Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

April 19, 2012

FOR IMMEDIATE RELEASE

First M&F Earnings Double….Good Story, Getting Better

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported a profit today for the first quarter ended March 31, 2012 of $1.607 million. Net income allocated to common shareholders was $1.139 million or $0.12 basic and diluted earnings per share compared to a profit of $515,000 or $0.06 basic and diluted earnings per share for the first quarter of 2011. Hugh S. Potts, Jr., CEO and Chairman of the Board, commented, “We believe the focus, patience and persistence of the M&F Team are now contributing to greatly improved performance with upside potential still available.”

Net Interest Income

Net interest income was up slightly by 1.88% compared to the first quarter of 2011, with the net interest margin increasing to 3.67% on a tax equivalent basis in the first quarter of 2012 as compared to 3.59% in the first quarter of 2011. The most significant contributor to the increase in net interest income was the increase in net interest spread as deposits continued to be re-priced lower in the continuing low rate environment. Mr. Potts commented, “What was already a tough margin battle has intensified as rates remain low and loan growth, competitively, remains a challenge.”

The net interest margin for the fourth quarter of 2011 was 3.64% as compared to 3.72% for the third quarter of 2011 and 3.75% for the second quarter of 2011. Loans Held for Investment yields decreased to 5.80% in the first quarter of 2012 from 5.92% in the first quarter of 2011. Overall loan yields held steady from the fourth quarter of 2011 to the first quarter. Average total loans were $1.007 billion for the first quarter of 2012 as compared to $1.014 billion for the fourth quarter of 2011 and $1.061 billion during the first quarter of 2011. Loans decreased by $16.845 million in the first quarter of 2012 and by $18.626 million in the fourth quarter of 2011. Deposit costs decreased in the first quarter of 2012 from the fourth quarter of 2011 continuing a trend in declining deposit costs dating back to the fourth quarter of 2007 as costs have reflected the low-rate environment since then. Deposit costs were 0.85% in the first quarter of 2012 as compared to 1.31% in the first quarter of 2011. Deposits grew by $39.045 million, or 2.85% during the first quarter of 2012, primarily from public funds.

Management plans to continue to focus on core deposit growth for 2012 as a more stable funding base and to offset the influence that the low rate environment may have on the net interest margin. Loans as a percentage of assets were 60.95% at March 31, 2012 as compared to 65.40% at March 31, 2011 and 63.52% at December 31, 2011. Loans fell by 6.83% since the first quarter of 2011 while deposits grew by less than 1.00%.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the first quarter of 2012 was up by 3.25% compared to the first quarter of 2011, with deposit-related income flat and mortgage income, still a relatively small contributor to non-interest income, up by 59.27%. Insurance agency commissions were down by 7.06%.

A major part of non-interest income is from deposit sources. Deposit revenues, continue to be supported by debit card fee income, which increased by 3.17% in the first quarter of 2012 over 2011.

Including securities gains and impairments, non-interest income was down 5.41% over the year ago quarter as securities gains taken were lower by 56.19%

Non-interest Expenses

Non-interest expenses were lower by 5.57% in the first quarter of 2012 as compared to the first quarter of 2011. Salaries and benefits expense decreased by 1.34% while the major contributor to the overall non-interest expense decrease was the 38.12% fall in foreclosed property expense as credit issues began to culminate in foreclosure and disposal of other real estate and as property values stabilize and new credit issues wane.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the first quarter of 2012 were 0.47% as compared to 0.60% for the same period in 2011. Non-accrual and 90-day past due loans as a percent of total loans were 1.47% at the end of the first quarter of 2012 as compared to 3.58% at the end of the 2011 quarter

The allowance for loan losses as a percentage of loans was 1.64% at March 31, 2012 as compared to 1.62% at March 31, 2011. The provision for loan losses fell to $2.280 million in the first quarter of 2012 from $2.580 million in the first quarter of 2011. Mr. Potts commented, “The two year trend of asset quality improvement adds yet another quarter. Problem loans decline and non-accrual loans, both new and old, decrease.”

Balance Sheet

Total assets at March 31, 2012 were $1.607 billion as compared to $1.569 billion at the end of 2011 and $1.608 billion at March 31, 2011. Total loans held to maturity were $.979 billion compared to $.996 billion at the end of 2011 and $1.051 billion at March 31, 2011. Deposits were $1.411 billion compared to $1.371 billion at the end of 2011 and $1.400 billion at March 31, 2011. Total capital was $111.355 million, while common equity was $93.478 million or $10.20 in book value per share at March 31, 2012.

Conclusion
“Among the many challenges presented by the lingering slack economy, the challenge of loan growth has become a 'front-burner' issue, said Mr. Potts. M&F is without doubt emerging from the effects of the credit cycle with little help from the real estate market and in spite of a general economic malaise.” Potts continued, “Moving to a more normal, a more robust, economic recovery holds great up-side potential for not only M&F but the entire banking sector.”
In conclusion Mr. Potts said, “Because we were so adversely affected by the events of 2008-2009, it could be easy to let the remarkable recovery we've achieved since January, 2010 result in losing sight of the work yet to be done. However, be assured that while the M&F Team may bask, somewhat, in the sunlight of accomplishment, they do so with humble recognition of the remaining clouds on the horizon and shadows of the hills yet to climb. We merely choose to rejoice in it all…accomplishments and challenges as well.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 25 communities in Mississippi, Alabama and Tennessee.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	March 31	December 31	March 31
	2012	2011	2011
Cash and due from banks	$38,688	$39,976	$36,184
Interest bearing bank balances	51,900	39,391	80,408
Federal funds sold	25,000	25,000	25,000
Securities available for sale (cost of
$361,199, $315,890 and $294,351)	365,970	320,774	296,242
Loans held for sale	28,684	26,073	2,586

Loans	979,495	996,340	1,051,261
Allowance for loan losses	16,084	14,953	17,043
Net loans	963,411	981,387	1,034,218

Bank premises and equipment	37,831	37,989	40,531
Accrued interest receivable	6,098	6,122	6,719
Other real estate	34,636	36,952	29,660
Other intangible assets	4,479	4,586	4,906
Other assets	50,445	50,401	51,046
Total assets	$1,607,142	$1,568,651	$1,607,500

Non-interest bearing deposits	$238,603	$231,718	$208,457
Interest bearing deposits	1,171,905	1,139,745	1,191,619
Total deposits	1,410,508	1,371,463	1,400,076

Federal funds and repurchase agreements	3,738	4,398	14,561
Other borrowings	41,673	43,001	48,527
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	868	1,023	1,367
Other liabilities	8,072	8,242	4,362
Total liabilities	1,495,787	1,459,055	1,499,821

Preferred stock, 30,000 shares issued and outstanding	17,877	17,564	16,673
Common stock, 9,162,721, 9,154,936 and 9,115,770
shares issued & outstanding	45,814	45,775	45,579
Additional paid-in capital	31,892	31,895	31,873
Nonvested restricted stock awards	700	674	783
Retained earnings	15,508	14,456	12,651
Accumulated other comprehensive income (loss)	(436)	(768)	120
Total equity	111,355	109,596	107,679
Total liabilities & equity	$1,607,142	$1,568,651	$1,607,500

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended March 31
	2012	2011
Interest and fees on loans	$14,158	$15,375
Interest on loans held for sale	173	41
Taxable investments	1,490	1,771
Tax exempt investments	318	314
Federal funds sold	15	16
Interest bearing bank balances	51	52
Total interest income	16,205	17,569

Interest on deposits	2,513	3,847
Interest on fed funds and repurchase agreements	6	15
Interest on other borrowings	451	524
Interest on subordinated debt	271	458
Total interest expense	3,241	4,844

Net interest income	12,964	12,725
Provision for possible loan losses	2,280	2,580
Net interest income after loan loss	10,684	10,145

Service charges on deposits	2,457	2,458
Mortgage banking income	567	356
Agency commission income	829	892
Fiduciary and brokerage income	140	133
Other income	837	839
Other-than-temporary impairment on securities, net of
$0 and $55 reclassified from other
comprehensive income	—	(296)
Gains on AFS securities	591	1,349
Total noninterest income	5,421	5,731

Salaries and employee benefits	6,863	6,956
Net occupancy expense	908	989
Equipment expenses	463	465
Software and processing expenses	362	399
FDIC insurance assessments	514	774
Foreclosed property expenses	1,456	2,353
Intangible asset amortization and impairment	107	107
Other expenses	3,313	2,768
Total noninterest expense	13,986	14,811

Net income before taxes	2,119	1,065
Income tax expense	512	115
Net income	$1,607	$950

Earnings Per Common Share Calculations:
Net income	$1,607	$950
Dividends and accretion on preferred stock	(463)	(432)
Net income applicable to common stock	1,144	518
Earnings attributable to participating securities	5	3
Net income allocated to common shareholders	$1,139	$515

Weighted average shares (basic)	9,156,476	9,109,095
Weighted average shares (diluted)	9,156,476	9,109,095
Basic earnings per share	$0.12	$0.06
Diluted earnings per share	$0.12	$0.06

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	March 31	December 31	March 31	December 31
	2012	2011	2011	2010
Performance Ratios:
Return on assets (annualized)	0.40%	0.27%	0.24%	0.25%
Return on equity (annualized) (a)	5.84%	4.00%	3.58%	3.74%
Return on common equity (annualized) (a)	4.95%	2.81%	2.31%	2.87%
Efficiency ratio (c)	75.18%	78.47%	79.26%	78.47%
Net interest margin (annualized, tax-equivalent)	3.67%	3.68%	3.59%	3.43%
Net charge-offs to average loans (annualized)	0.47%	1.05%	0.60%	1.65%
Nonaccrual loans to total loans	1.45%	1.68%	3.55%	3.11%
90 day accruing loans to total loans	0.02%	0.06%	0.03%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2012	2011	2011	2011
Per Common Share (diluted):
Net income	$0.12	$0.05	$0.10	$0.07
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.20	10.05	10.23	10.19
Closing stock price	4.80	2.84	3.16	3.78

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$144,319	$155,330	$143,133	$152,063
Non-residential real estate	568,811	574,505	603,904	621,546
Residential real estate	188,891	186,815	185,564	187,932
Home equity loans	36,098	37,024	38,320	38,891
Consumer loans	41,376	42,666	44,045	44,163
Total loans	$979,495	$996,340	$1,014,966	$1,044,595

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$238,603	$231,718	$222,042	$243,626
NOW deposits	421,249	390,256	378,409	397,281
MMDA deposits	222,016	197,849	179,138	174,127
Savings deposits	121,872	119,693	118,814	117,830
Core certificates of deposit under $100,000	213,944	227,867	250,130	255,847
Core certificates of deposit $100,000 and over	176,761	187,513	216,655	217,540
Brokered certificates of deposit under $100,000	3,234	3,539	4,686	4,611
Brokered certificates of deposit $100,000 and over	12,829	13,028	13,985	13,637
Total deposits	$1,410,508	$1,371,463	$1,383,859	$1,424,499

Nonperforming Assets: (in thousands)
Nonaccrual loans	$14,604	$17,177	$26,622	$32,800
Other real estate	34,636	36,952	32,722	30,650
Investment securities	646	599	509	693
Total nonperforming assets	$49,886	$54,728	$59,853	$64,143
Accruing loans past due 90 days or more	$245	$602	$252	$784
Restructured loans (accruing)	$19,077	$19,662	$19,712	$22,989
Total nonaccrual loan to loans	1.45%	1.68%	2.59%	3.13%
Total nonperforming credit assets to loans and ORE	4.72%	5.11%	5.60%	5.89%
Total nonperforming assets to assets ratio	3.10%	3.49%	3.77%	3.95%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$14,953	$16,111	$18,805	$17,043
Provision for loan loss	2,280	2,280	2,580	2,280
Charge-offs	(2,061)	(4,001)	(5,419)	(1,442)
Recoveries	912	563	145	924
Ending balance	$16,084	$14,953	$16,111	$18,805

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2012	2011	2011	2011
Condensed Income Statements: (in thousands)

Interest income	$16,205	$16,305	$17,239	$17,602
Interest expense	3,241	3,662	4,014	4,331
Net interest income	12,964	12,643	13,225	13,271
Provision for loan losses	2,280	2,280	2,580	2,280
Noninterest revenues	5,421	5,912	5,219	4,712
Noninterest expenses	13,986	15,077	14,143	14,303
Net income before taxes	2,119	1,198	1,721	1,400
Income tax expense	512	211	391	294
Net income	$1,607	$987	$1,330	$1,106
Preferred dividends	(463)	(454)	(448)	(440)
Net income applicable to common stock	1,144	533	882	666
Earnings attributable to participating securities	5	3	4	5
Net income allocated to common shareholders	$1,139	$530	$878	$661

Tax-equivalent net interest income	$13,181	$12,866	$13,449	$13,495

Selected Average Balances: (in thousands)
Assets	$1,607,013	$1,564,531	$1,592,030	$1,598,871
Loans held for investment	983,800	993,869	1,028,372	1,050,136
Earning assets	1,445,332	1,401,948	1,433,189	1,444,677
Deposits	1,409,393	1,366,628	1,390,834	1,396,331
Equity	110,745	110,483	110,412	108,911
Common equity	93,025	93,077	93,307	92,096

Selected Ratios:
Return on average assets (annualized)	0.40%	0.25%	0.33%	0.28%
Return on average equity (annualized) (a)	5.84%	3.54%	4.78%	4.07%
Return on average common equity (annualized) (a)	4.95%	2.27%	3.76%	2.90%
Average equity to average assets	6.89%	7.06%	6.94%	6.81%
Tangible equity to tangible assets (b)	6.67%	6.71%	6.71%	6.50%
Tangible common equity to tangible assets (b)	5.55%	5.59%	5.61%	5.46%
Net interest margin (annualized, tax-equivalent)	3.67%	3.64%	3.72%	3.75%
Efficiency ratio (c)	75.18%	80.29%	75.76%	78.56%
Net charge-offs to average loans (annualized)	0.47%	1.37%	2.03%	0.20%
Nonaccrual loans to total loans	1.45%	1.68%	2.59%	3.13%
90 day accruing loans to total loans	0.02%	0.06%	0.02%	0.07%
Price to book	0.47x	0.28x	0.31x	0.37x
Price to earnings	10.00x	14.20x	7.90x	13.50x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
1Q 2012	$1,607	$1,144	$1,139	$0.12
4Q 2011	987	533	530	0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03
3Q 2010	1,245	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09
1Q 2010	853	416	413	0.05

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Ttl. Revenues	Avg. Assets
	(thousands)	(percent)	(percent)
1Q 2012	$40.5	29.14%	1.36%
4Q 2011	39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%
2Q 2010	35.1	29.98%	1.31%
1Q 2010	34.4	32.66%	1.39%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (c)
1Q 2012	3.50%	75.18%
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD March 2012		QTD March 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$79,212	0.26%	$93,864	0.22%
Federal funds sold	25,000	0.25%	25,000	0.25%
Taxable investments (amortized cost)	299,622	2.00%	249,061	2.88%
Tax-exempt investments (amortized cost)	34,969	5.83%	33,939	5.98%
Loans held for sale	22,729	3.06%	4,265	3.85%
Loans held for investment	983,800	5.80%	1,056,903	5.92%
Total earning assets	1,445,332	4.57%	1,463,032	4.93%
Non-earning assets	161,681		159,331
Total average assets	$1,607,013		$1,622,363

NOW	$419,260	0.46%	$402,801	0.81%
MMDA	226,602	0.52%	161,581	0.85%
Savings	120,835	0.99%	115,815	1.21%
Certificates of Deposit	417,086	1.39%	514,184	1.86%
Short-term borrowings	5,054	0.48%	23,917	0.25%
Other borrowings	73,107	3.97%	80,261	4.97%
Total interest bearing liabilities	1,261,944	1.03%	1,298,559	1.51%
Non-interest bearing deposits	225,610		209,352
Non-interest bearing liabilities	8,714		6,819
Preferred equity	17,720		16,531
Common equity	93,025		91,102
Total average liabilities and equity	$1,607,013		$1,622,363
Net interest spread		3.54%		3.42%
Effect of non-interest bearing deposits		0.16%		0.21%
Effect of leverage		(0.03)%		(0.04)%
Net interest margin, tax-equivalent		3.67%		3.59%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.01%
Reported book net interest margin		3.61%		3.53%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)